UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

0-15898

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

On November 16, 2006, Casual Male Retail Group, Inc. (the “Company”) issued a press release announcing the Company’s results of operations for the third quarter and first nine months of fiscal 2006. A copy of this press release is attached hereto as Exhibit 99.1.

The press release contains certain non-GAAP measures which the Company believes is important for investors to help gain a better understanding of the Company. The release includes a reconciliation of such non-GAAP measures.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 15, 2006, Robert L. Sockolov’s employment as the chief executive officer of the Company’s Rochester division terminated as part of the Company’s plan to integrate its remaining San Francisco-based Rochester operations into its headquarters in Canton, MA. Mr. Sockolov was a “named executive officer” in the Company’s 2006 Proxy Statement.

Mr. Sockolov will continue to serve on the Board of Directors of the Company.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release announcing results of operations for the third quarter and first nine months of fiscal 2006 for Casual Male Retail Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ Dennis R. Hernreich
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: November 16, 2006